Exhibit 10.2

JOINDER TO LETTER AGREEMENT

THIS JOINDER TO LETTER AGREEMENT (this “Joinder”) is made and entered into as of February 25, 2026 by the undersigned parties hereto. Reference is hereby made to that certain Letter Agreement, dated as of October 22, 2025 (as it may be amended from time to time, the “Agreement”), by and among Miluna Acquisition Corp (the “Company”), MilunaC Technology Limited (the “Sponsor”) and the officers and directors of the Company. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

WITNESSETH THAT:

WHEREAS, as of February 25, 2026, each of Hao Yuan (the “Officer”) and Yajuan Ding (each a “Director,” and collectively, the “Directors”) has been appointed as chief executive officer of the Company and chairman of the Company’s board, and a director of the Company’s board, respectively;

WHEREAS, pursuant to the Agreement, the Officer and Directors wish to become parties to the Agreement and bound by the terms thereof in accordance with the terms of the Agreement and this Joinder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Pursuant to the Agreement, each Officer and Director hereby: (i) acknowledges that such Officer and Independent Director has received and reviewed a complete copy of the Agreement; and (ii) acknowledges and agrees that upon execution and delivery of this Joinder to the Company and the Sponsor, such Officer and Directors shall become a party to the Agreement, and will be fully bound by, and subject to, all of the terms and conditions of the Agreement, as a party thereunder as though an original party thereto for all purposes of the Agreement, and to the same effect and duration as each other Insider party thereto.

2.	Each Officer and Director agrees to execute and deliver such further instruments and documents and do such further acts as the Company or the Sponsor may deem reasonably necessary or proper to carry out more effectively the purposes of the Agreement or this Joinder.

3.	This Joinder does not amend, modify or waive any provision of the Agreement, which remains in full force and effect in accordance with its terms. THIS JOINDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. This Joinder relates solely to the Agreement and shall be governed by, enforced, construed and interpreted in a manner consistent with the provisions of the Agreement.

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IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder to be executed and delivered by the undersigned or by its duly authorized officer as of the date first written above.

DIRECTORS:

/s/ Hao Yuan
Name:	Hao Yuan

/s/ Yajuan Ding
Name:	Yajuan Ding

Acknowledged and Accepted as of the date first set forth above:

THE COMPANY:

Miluna Acquisition Corp

By:	/s/ Hao Yuan
Name:	Hao Yuan
Title:	Chief Executive Officer

THE SPONSOR:

MilunaC Technology Limited

By:	/s/ Hao Yuan
Name:	Hao Yuan
Title:	Director